Exhibits 10.1

Power

Supply &

Service

Agreement

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POWER SUPPLY AND SERVICE AGREEMENT

This POWER SUPPLY AND SERVICE AGREEMENT (“Agreement”) is entered into as of December 22, 2003 (the “Effective Date”) by and between First Choice Power, Inc., a Texas corporation (“First Choice”) and Constellation Power Source, Inc., a Delaware corporation (“Constellation”) (individually a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, First Choice is a retail electric provider engaged in the business of providing electric power within ERCOT; and

WHEREAS, Constellation is a Qualified Scheduling Entity (“QSE”) within ERCOT; and

WHEREAS, First Choice may purchase from Constellation and Constellation may sell, from time to time, certain services, including but not limited to, Capacity, Energy and Ancillary Services (each as defined herein) required within ERCOT, and

WHEREAS, First Choice desires to purchase from Constellation and Constellation has agreed to provide QSE Services required within ERCOT; and

WHEREAS, First Choice may sell to Constellation and Constellation may purchase from First Choice, from time to time, certain quantities of excess Capacity and Energy available to First Choice.

NOW THEREFORE, in consideration of the foregoing, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE ONE: GENERAL DEFINITIONS

1.1 “Adjusted Metered Load” means the actual Energy requirements (including Transmission Losses and Distribution Losses and UFE) of First Choice, as a Retail Electric Provider in ERCOT, and as determined by ERCOT in a given ERCOT Settlement Interval.

1.2 “Affiliate” means, with respect to a Party, any Person, which, directly or indirectly controls, is controlled by or is under common control with such Party or such Party’s shareholders. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 [***]

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1.4 “Agreement” has the meaning set forth in the first paragraph hereof and shall include any amendment, restatement or modification hereof.

1.5 “Ancillary Services” means Regulation Service Up, Regulation Service Down, Responsive Reserve Service and Non-Spinning Reserve Service.

1.6 “Balancing Energy” represents the change in Energy output or demand in a Congestion Zone determined by ERCOT to be needed to ensure secure operation of the ERCOT transmission grid, and supplied by ERCOT through the deployment of bid resources to meet load variations not covered by Regulation Service.

1.7 “Bankrupt” means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

1.8 “Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall commence at 8:00 a.m. and end at 5:00 p.m. local time for banks in the state of the relevant Party’s principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party to whom the notice, payment or delivery is being sent.

1.9 “Buyer” means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in connection with such Transaction.

1.10 “Capacity” means the rate (MW per hour) at which Energy is delivered to Buyer at the Delivery Point.

1.11 “Certificates” has the meaning set forth in Section 12.1.

1.12 “Change in Law” means the adoption, imposition, promulgation or modification, or change in interpretation or application of any Law (other than changes in federal, state or local tax Law or federal or state Laws and regulations concerning securities) to which this Agreement and the transactions contemplated hereby or a Party is subject, after the date hereof which materially alters the economic benefits to either Party under this Agreement.

1.13 “Claiming Party” has the meaning set forth in Section 13.1.

1.14 “Claims” has the meaning set forth in Section 17.2.

1.15 “Confirmation” means written documentation evidencing a Transaction in substantially the form of Exhibit A, Exhibit B, Exhibit C, Exhibit D or any other form agreed to by the Parties in writing from time to time. Each Confirmation will specify pricing and delivery terms.

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1.16 “Congestion Zone” means an ERCOT designated region bounded by constraints which limit the free flow of Energy within the market to a commercially significant degree and for which ERCOT publishes a Market Clearing Price for Energy.

1.17 [***]

1.18 [***]

1.19 “Contract Price” means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of Product, as specified in connection with a Transaction.

1.20 “Costs” means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction or this Agreement; and all reasonable attorneys’ fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction or this Agreement.

1.21 “CPT” means, on any Day, the central prevailing time in Fort Worth, Texas as of such Day which shall be either Central Standard Time or Central Daylight Savings Time.

1.22 [***]

1.23 [***]

1.24 “Day” means the period beginning at 12:00:01 a.m. CPT on any calendar day and ending at 12:00:00 p.m. CPT on such calendar day.

1.25 “Deemed Actual” means the value of total Energy per Settlement Interval as determined by ERCOT pursuant to ERCOT’s settlement process without inclusion of Transmission Losses, Distribution Losses or UFE.

1.26 “Delivery Period” means the period of delivery for a Product, as specified in connection with a Transaction.

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1.27 “Delivery Point” means the point at which a Product will be delivered and received, as specified in connection with the applicable Transaction; provided however, that in the case of Balancing Energy provided through ERCOT, the Delivery Point shall be the point at which such Balancing Energy is delivered.

1.28 “Designated Congestion Zone” with respect to any Transaction shall be as specified in connection with such Transaction.

1.29 “Distribution Losses” means the difference between the Energy delivered to the Distribution System and the Energy consumed by Loads connected to that Distribution System.

1.30 “Due Date” has the meaning set forth in Section 7.2.

1.31 “Early Termination Date” has the meaning set forth in Section 8.2.

1.32 “Effective Date” means the date set forth in the first paragraph of this Agreement.

1.33 “Energy” means electric energy with characteristics required under the ERCOT Operating Guides including three phase and alternating current.

1.34 “Equitable Defenses” means any bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

1.35 “ERCOT” means the Electric Reliability Council of Texas, Inc., as defined in the ERCOT Protocols, or its successor, which has been approved by the PUCT as the coordinating authority to request and receive information required to monitor continually the operating conditions of ERCOT and to request changes which will ensure the total ERCOT transmission system’s security and reliability and facilitate the efficient use of the ERCOT transmission system.

1.36 “ERCOT Operating Guides” means the then current operating guides which have been prepared and adopted by ERCOT for the purpose of outlining the mutually agreed-upon practices to be followed in the operation of the ERCOT interconnected system, and any successor to the operating guides.

1.37 “ERCOT Protocols” means the then current document adopted by ERCOT and referred to as the ERCOT Protocols, including any attachments or exhibits referenced therein, that contain the scheduling, operating, planning, reliability and settlement (including customer registration) policies, rules, guidelines, procedures, standards and criteria of ERCOT, and any successor to such ERCOT Protocols.

1.38 “ERCOT Rules” means the then current rules or regulations published or promulgated from time to time by ERCOT, including the ERCOT Operating Guides and the ERCOT Protocols, in each case as they may be amended from time to time.

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1.39 [***]

1.40 “Event of Default” shall have the meaning set forth in Section 8.1.

1.41 “Existing Agreement” means that certain Power Supply and Service Agreement, dated May 17, 2001, between Constellation and First Choice, as amended, supplemented or otherwise modified as of the Effective Date.

1.42 “Final Settlement Amounts” mean all Settlement Interval and Deemed Actual profile data provided by ERCOT for the settlement on a given Day, including Transmission Losses and Distribution Losses and UFE, as issued at the end of the fifty-ninth (59th) calendar Day following such Day, or at the end of such other time frame as ERCOT may provide such data.

1.43 [***]

1.44 [***]

1.45 “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (x) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (y) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of the factors in clauses (x) and (y) above shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

1.46 “Gains” means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction or this Agreement, determined in a commercially reasonable manner.

1.47 “Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the aforementioned entities.

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1.48 “Information” has the meaning set forth in Section 16.1.

1.49 “Initial Settlement Statement” means the first iteration of a Settlement Statement issued for a particular Operating Day.

1.50 Invoice” has the meaning set forth in Section 6.1.

1.51 “Late Payment Rate” means, for any Day, a per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under “Money Rates” or a successor heading (provided that if more than one rate is published under such heading, the applicable prime lending rate shall be the average of such rates so published) plus one percent (1%); provided, that the Late Payment Rate shall never exceed the maximum lawful rate of interest permitted by Law.

1.52 “Law” means (i) any law, legislation, statute, act, rule, ordinance, decree, treaty, regulation, order, judgment, or other similar legal requirement, or (ii) any legally binding announcement, directive or published practice or interpretation thereof, enacted, issued or promulgated by any Governmental Authority, including all ERCOT Rules and all applicable rules and regulations set forth by the PUCT.

1.53 “Letter Agreement” means that certain letter agreement, by and between Constellation and First Choice, dated October 28, 2003, as thereafter amended, restated or modified.

1.54 “Letters of Credit” means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from Standard & Poor’s or A3 from Moody’s, in a form acceptable to the Party in whose favor the Letter of Credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

1.55 “Losses” means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

1.56 “Market Clearing Price for Energy” means, for any ERCOT ISO Settlement Interval in a Congestion Zone, the most current published market clearing price for Energy in such Settlement Interval published by the ERCOT ISO in such Congestion Zone.

1.57 “Mutual Release” means that certain Mutual Release, by and between First Choice and Constellation, entered into as of October 28, 2003.

1.58 “Non-Spinning Reserve Service” means a service that is provided through utilization of the portion of off-line generation capacity capable of being synchronized and ramped to a specified output level within thirty (30) minutes (or load that is capable

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of being interrupted within thirty (30) minutes) and that is capable of running (or being interrupted) at a specified output level for at least one (1) hour. Non-Spinning Reserve Service may also be provided from unloaded on-line capacity that meets the above response requirements and that is not participating in any other activity, including ERCOT markets, self-generation and other Energy transactions.

1.59 “Option” means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

1.60 “Option Buyer” means the Party specified in a Transaction as the purchaser of an option.

1.61 “Option Seller” means the Party specified in a Transaction as the seller of an option.

1.62 [***]

1.63 “Performance Assurance” means collateral in the form of cash, Letter(s) of Credit, or other security acceptable to the Party requesting the Performance Assurance.

1.64 “Person” means a natural person, corporation, electric cooperative, partnership, trust, association, joint venture, real estate investment trust or business trust (including any beneficiary thereof), unincorporated association, and any other form of business or legal entity.

1.65 “Prior Master Agreement” means that certain ERCOT Wholesale Electricity Enabling Agreement, by and between Constellation and First Choice, dated as of May 17, 2001.

1.66 “Product” means electric Capacity, Energy or other product(s) related thereto or as otherwise specified by the Parties in connection with a Transaction.

1.67 “PUCT” means the Public Utility Commission of Texas.

1.68 “Quantity” means the quantity of Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in connection with a Transaction.

1.69 “QSE Services” has the meaning set forth in Section 5.1.

1.70 “Regulation Service” means a service that is used to control the Energy output of generation resources in response to a change in system frequency so as to maintain the target system frequency within predetermined limits, and includes Regulation Up Service and Regulation Down Service.

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1.71 “Responsive Reserve Service” means the daily operating reserves that are intended to help restore the frequency of the interconnected transmission system within the first few minutes after the occurrence of an event that causes a significant deviation from the standard frequency.

1.72 “Renewable Energy” means Energy from an energy source that naturally regenerates over a short time and derives directly from the sun, indirectly from the sun, or from moving water or other natural movements and mechanisms of the environment. Renewable Energy includes energy derived directly from the sun, wind, geothermal or hydroelectric sources, wave or tidal energy or energy derived from biomass or biomass-based waste, including landfill gas.

1.73 “Renewable Energy Credit(s)” or “REC” means one megawatt hour (MWh) of Renewable Energy that is physically metered and verified in Texas and meets the requirements set forth in subsection (E) of 25.173 of the PUCT’s Substantive Rules.

1.74 “Schedule” or “Scheduling” means the acts of notifying, requesting and confirming the quantity of Energy to be delivered in one or more Settlement Intervals on any given Day during a Delivery Period in connection with a Transaction, in accordance with the ERCOT Rules.

1.75 “Security Agreement” means the Security Agreement between First Choice and Constellation, dated as of October 28, 2003, as thereafter amended, restated or modified.

1.76 Seller” means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in connection with such Transaction.

1.77 “Settlement Amount” means, with respect to a Transaction or this Agreement and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such Party incurs as a result of the liquidation of a Terminated Transaction or this Agreement, respectively, pursuant to Section 8.2.

1.78 “Terminated Transaction” has the meaning set forth in Section 8.2.

1.79 “Termination Payment” has the meaning set forth in Section 8.3(b).

1.80 “Third Party” has the meaning set forth in Section 5.4(b).

1.81	“Third Party Costs” has the meaning set forth in Section 5.4(c).

1.82 [***]

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1.83 “Total Tangible Equity” means the sum of common stock, retained earnings and paid-in capital, less goodwill, each as determined in accordance with Generally Accepted Accounting Principles.

1.84 “Transaction” means a particular transaction agreed to by the Parties relating to the sale and purchase of one or more Products pursuant to this Agreement.

1.85 “Transaction Energy Supplied By Constellation” in any Settlement Interval means the sum of the Quantities of Energy in respect of all Transactions in such interval where Constellation is the Seller.

1.86 “Transmission Losses” means the differences between Energy input into the ERCOT transmission grid and the Energy taken out of the ERCOT transmission grid.

1.87 “Transmission Provider” means any entity or entities transmitting or transporting Energy on behalf of Seller or Buyer to or from the Delivery Point.

1.88 “True-Up Settlement Amount” has the meaning set forth in Section 6.2(f).

1.89 “UFE” means Unaccounted For Energy as defined by ERCOT from time to time.

ARTICLE TWO: PRINCIPLES OF INTERPRETATION; TERM OF

AGREEMENT; EXISTING AGREEMENT

2.1 Principles of Interpretation. Unless the context requires otherwise, any reference in this Agreement to this Agreement or any other document shall mean this Agreement or such document and all schedules, exhibits, and attachments hereto or thereto as amended and in effect from time to time. Unless otherwise stated, any reference in this Agreement to Articles, Sections, Exhibits or Schedules means the Articles, Sections, Exhibits or Schedules hereof as they may be amended and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include” or “including” are used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.

2.2 Customary Usage. Words phrases or expressions used in this Agreement which are not capitalized terms or otherwise defined herein, and which have an accepted meaning in the custom and usage of the business of buying, selling, delivering and transmitting electrical Capacity and Energy within ERCOT, or which are otherwise

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defined in the ERCOT Operating Guides, the ERCOT Protocols, the ERCOT Rules or any other official publication or promulgated by ERCOT, shall have that meaning.

2.3 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days’ prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives such termination and, provided further, that this Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 8.2 of this Agreement.

2.4 Existing Agreement.

(a)	Schedule 2.4(a) hereto sets forth each Transaction (as defined in the Prior Master Agreement) entered into between the Parties under the terms of the Existing Agreement and the Prior Master Agreement (each, a “Prior Transaction” and collectively, the “Prior Transactions”).

(i)	Schedule 2.4(a)(i) hereto sets forth each Prior Transaction with a Delivery Period that includes any day in the month of December 2003 after the Effective Date (each such Prior Transaction, a “December 2003 Transaction”). Constellation and First Choice hereby amend each December 2003 Transaction to provide that the Delivery Period with respect to each December 2003 Transaction shall end on 11:59:59 p.m. CPT on December 31, 2003.

(ii)	Schedule 2.4(a)(ii) hereto sets forth each Prior Transaction with a Delivery Period that begins on or after January 1, 2004 (the “Post 2003 Transactions”).

(b)

Effective as of 12:00:00 a.m. CPT on January 1, 2004 (the “Prior Agreement Termination Date”), (i) the Existing Agreement and the Prior Master Agreement shall terminate in their entirety; and (ii) each Prior Transaction shall terminate in its entirety ((i) and (ii), collectively, the “Prior Agreement Termination”). The Parties acknowledge and agree that on and after the Prior Agreement Termination Date, the Confirmations attached hereto on Schedule 2.4(b) supercede and replace the Prior Transactions. Notwithstanding anything to the contrary herein, (i) the Prior Agreement Termination shall not affect or excuse the performance of either Party under any provision of the Existing Agreement, the Prior Master Agreement and each Prior Transaction that is not a Post 2003 Transaction, that by its terms survives any such

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termination; and (ii) the Existing Agreement, the Prior Master Agreement and each Prior Transaction that is not a Post 2003 Transaction, and any other documents executed and delivered thereunder shall remain in effect until both Parties have fulfilled all of their obligations with respect to such agreements.

ARTICLE THREE: GOVERNING TERMS; CONFIRMATIONS

3.1 Transactions. A Transaction shall be entered into upon agreement of the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Agreement (i) based on any Law requiring agreements to be in writing or to be signed by the Parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

3.2 Governing Terms. Unless otherwise specifically agreed, each Transaction between the Parties shall be governed by this Agreement. This Agreement (including all exhibits, schedules and any written supplements hereto), any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 3.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

3.3 Confirmation. Seller may confirm a Transaction by forwarding to Buyer by facsimile, electronic mail, or overnight delivery within three (3) Business Days after the Transaction is entered into a Confirmation. If Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in writing of such objections within three (3) Business Days of Buyer’s receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent. If Seller fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such Confirmation, Seller shall notify Buyer of such objections within three (3) Business Days of Seller’s receipt thereof, failing which Seller shall be deemed to have accepted the terms as sent. If Seller and Buyer each send a Confirmation and neither Party objects to the other Party’s Confirmation within three (3) Business Days of receipt, Seller’s Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Seller’s Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer’s Confirmation was sent prior to Seller’s Confirmation, in which case Buyer’s Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

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3.4 Additional Confirmation Terms. When a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction, which modify or supplement the general terms and conditions of this Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 3.3 unless agreed to in writing by the Parties; provided that the foregoing shall not invalidate the commercial terms of the Transaction agreed to by the Parties.

3.5 Recording. Unless a Party expressly objects to a Recording (defined below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording (“Recording”) of all telephone conversations between the Parties related to a Transaction, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties’ agreement with respect to a particular Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Agreement.

ARTICLE FOUR: OBLIGATIONS AND DELIVERIES

4.1 Seller’s and Buyer’s Obligations. With respect to each Transaction, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the preceding sentence shall only arise if the Option Buyer exercises its Option in accordance with its terms. Provision of the Quantity by Seller shall be in compliance with all applicable Law. The obligation of Seller to provide the Quantity shall be deemed fully performed by procurement by Seller and delivery to the Delivery Point of such Quantity (whether through the ERCOT Balancing Energy market or otherwise).

4.2 Title and Risk of Loss. As between Buyer and Seller, title to and risk of loss of Product provided by Seller in accordance with a Transaction shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver such Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any Person.

4.3 Energy Facts Label. Upon request by First Choice, Constellation shall provide First Choice with estimates of information such that First Choice can fulfill its PUCT requirements in preparing the Energy Facts Label. Such information shall include fuel mix of power procured, breakdown of emission and waste produced and any other information relating to Energy supplied by Constellation required by the PUCT.

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4.4 Transmission. As between Buyer and Seller, Seller shall arrange and be responsible for the costs of delivering Capacity and Energy to the Delivery Point.

4.5 Congestion Costs. [***]

4.6 Transmission Congestion Rights. [***]

4.7 Customer Service. As between First Choice and Constellation, First Choice will be solely responsible for interacting with and servicing its retail customers including providing all customer service, billing and collection services.

4.8 REC Procurement. [***]

ARTICLE FIVE: QUALIFIED SCHEDULING SERVICES; THIRD PARTY LOAD

5.1 QSE Services. Subject to the provisions of Article 8 hereof, the QSE Services Term (the “QSE Services Term”) shall commence on the Effective Date and shall continue in effect until 11:59:59 p.m. CPT on                      [***]. The provisions of this Article 5 (i) shall be in effect only during the QSE Services Term and (ii) shall be deleted in their entirety after the expiration of the QSE Services Term. Neither Party shall have

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any rights or obligations under this Article 5 upon and after the expiration of the QSE Services Term. Constellation shall at all times during the QSE Services Term maintain its status as a QSE, act as QSE for First Choice, and provide First Choice QSE services, including all QSE services required under then current ERCOT Protocols, all QSE services required by First Choice in connection with Adjusted Metered Load and all services listed on Schedule 5.1 (collectively, the “QSE Services”), in each case in accordance with ERCOT Rules; [***]. First Choice shall designate Constellation as its QSE through whom all QSE Services and Scheduling shall be conducted on behalf of First Choice, to act for and on behalf of First Choice as to all matters pertaining to such QSE Services and Scheduling, as if First Choice was acting through its duly authorized officials. Constellation shall execute such acknowledgments and other documents as may be required by ERCOT and the PUCT to verify Constellation’s status as QSE for First Choice. In the event that Constellation either receives notice from ERCOT that Constellation’s status as a QSE may be terminated or revoked or has other reason to believe that such status may be terminated or revoked during the QSE Services Term, Constellation shall notify First Choice as soon as practicable after receipt of such notice of termination or revocation or after it becomes aware of such reason.

5.2. [***]

5.3 Scheduling.

(a)	Constellation shall submit Schedules to ERCOT (with an electronic copy of the appropriate Schedule also transmitted to First Choice), in accordance with the ERCOT Rules. Subject to subsection (c) hereof, (1) Constellation shall be responsible for charges assessed by ERCOT due to inaccurate or late Schedule submissions to ERCOT and for charges assessed by ERCOT due to Schedules that are negated by ERCOT and (2) Constellation shall receive the benefit of credits issued by ERCOT due to inaccurate or late Schedule submissions to ERCOT and for credits issued by ERCOT due to Schedules that are negated by ERCOT.

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(b)	In the event that First Choice desires to use dynamic Schedules with respect to any part of its Adjusted Metered Load, First Choice shall install all required telemetry at its sole cost and expense, such that Constellation can follow such load in real time. The operation, Scheduling and settlement of any such load managed in this manner shall be in accordance with ERCOT Rules.

(c)	In the event that Constellation incurs any costs or charges as a result of a discrepancy or omission in or a failure to provide a schedule to Constellation with respect to Third Party Supply, then First Choice shall reimburse Constellation for such costs or charges.

5.4 Third Party Supply.

(a)	First Choice shall inform Constellation as soon as practicable, but no later than [***] prior to each Delivery Period, of any Third Party Supply.

(b)	[***]

(c)	[***]

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ARTICLE SIX: INVOICING AND PRICING

6.1 Invoices. Constellation will deliver an invoice on or before the 15th of each calendar month (each an “Invoice”) to First Choice. First Choice shall be responsible for and shall pay, according to the provisions of Article 7, the amounts set forth on each Invoice. As further described in Section 6.2, an Invoice shall include the following:

[***]

6.2 Explanation of Invoice Items.

(a)	[***]

(b)	[***]

(c)	[***] [Confidential material on this page and the following pages omitted and filed separately with the Securities and Exchange Commission]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(d)	[***].

(i)	[***]

(ii)	[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(iii)	[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(e)	[***]

(i)	[***][Confidential material on this page and the following page has been omitted and filed separately with the Securities and Exchange Commission.]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(ii)	[***]

(f)	[***].

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(i)	[***]

(ii)	[***]

(g)	[***].

(h)	[***].

(i)	[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

ARTICLE SEVEN: BILLING AND PAYMENT

7.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in a Transaction, the calendar month shall be the billing period for all services under this Agreement (other than Termination Payments and Option premium payments pursuant to Section 7.8). By the fifteenth (15th) day of each calendar month, each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding calendar month.

7.2 Payments. First Choice shall pay Constellation for all services provided under this Agreement. [***]

7.3 Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any Invoice or any adjustment to an Invoice, rendered under this Agreement or adjust any Invoice for any arithmetic or computational error within twelve (12) months of the date the Invoice, or adjustment to an Invoice, was rendered. In the event an Invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the Invoice shall be required to be made when due, with notice of the objection given to the other Party. Any Invoice dispute or Invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within three (3) Business Days of such resolution along with interest accrued at the Late Payment Rate from and including the Due Date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Late Payment Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an Invoice is waived unless the other Party is notified in accordance with this Section 7.3 within twelve (12) months after the Invoice is rendered or any specific adjustment to the Invoice is made. If an Invoice is not rendered within twelve (12) months after the close of the calendar month during which performance of a Transaction occurred, the right to payment for such performance is waived.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

7.4 Audit Rights. Upon written notification to the other Party, each Party has the right at its sole discretion and at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If any such examination reveals any inaccuracy in any Invoice, statement or computation, the necessary adjustments to such Invoice, statement or calculation and the payments thereof will be made promptly and shall bear interest at the Late Payment Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless the objection to the accuracy thereof was made prior to the lapse of twenty-four (24) months from the rendition thereof, and thereafter any objection shall be deemed waived.

7.5 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Products during the monthly billing period under this Agreement, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

7.6 Payment Obligation Absent Netting. Subject to Section 7.3, if no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, interest, and payments or credits, that Party, shall pay the undisputed portion of such sum in full when due.

7.7 Security. Unless the Party benefiting from the security described in Article 10 hereof notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article 8, all amounts netted pursuant to this Article 7 shall not take into account or include any such security or guaranty which may be in effect to secure a Party’s performance under this Agreement.

7.8 Payment for Options. The premium amount for the purchase of an Option shall be paid within three (3) Business Days of receipt of an Invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 7.2.

7.9 Rounding. Values owed for each Transaction shall be rounded to the nearest cent. For purposes of calculating values owed other than demand charges, megawatt hours shall be rounded to four decimal places and for purposes of calculating demand charges, megawatts shall be rounded to the nearest whole megawatt.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

ARTICLE EIGHT: EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. An “Event of Default” shall mean, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following:

(a)	the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within five (5) Business Days after written notice;

(b)	any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

(c)	the failure to perform any material covenant or obligation set forth in this Agreement if such failure is not remedied within fifteen (15) days after written notice;

(d)	such Party becomes Bankrupt;

(e)	such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of Law or pursuant to an agreement reasonably satisfactory to the other Party; or

(f)	with respect to Constellation, the failure of Constellation to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article 10 hereof in which case the Non-Defaulting Party shall be First Choice;

(g)	with respect to First Choice, an Event of Default (as such term is defined in the Security Agreement) has occurred with respect to First Choice pursuant to the terms of the Security Agreement, in which case the Non-Defaulting Party shall be Constellation.

8.2 Declaration of an Early Termination Date and Calculation of Settlement Amounts. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the “Non-Defaulting Party”) shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than [***] after such notice is effective, as an early termination date (the “Early Termination Date”) to accelerate all amounts owing between the Parties and to liquidate and terminate all Transactions (each referred to as a “Terminated Transaction”) between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable Law on the Early Termination Date, then each such Transaction shall be terminated as soon thereafter as reasonably practicable, and upon termination shall be deemed to be a Terminated Transaction and the Termination Payment payable in connection with all such Transactions shall be calculated in accordance with Section 8.3 below). The Gains and Losses for each Terminated Transaction shall be determined by calculating the amount that would be incurred or realized to replace or to provide the economic equivalent of the remaining payments or deliveries in respect of that Terminated Transaction. [***]

Notwithstanding the foregoing, upon the loss of Constellation’s status as a QSE at any time during the QSE Services Term, First Choice shall have the option of either terminating this Agreement entirely or terminating only Constellation’s obligation to act as its QSE under this Agreement.

8.3 Net Out of Settlement Amounts. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by netting out:

(a)	all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article 10, plus any or all other amounts due to the Defaulting Party under this Agreement; against

(b)	all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party plus, at the option of the Non-Defaulting Party, any cash or other form of liquid security then in the possession of the Defaulting Party or its agent pursuant to Article Ten, under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the “Termination Payment”) payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

8.4 Notice of Payment of Termination Payment. As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within five (5) Business Days after such notice is effective. Notwithstanding any provision to the contrary contained in this Agreement, the Non-Defaulting Party shall not be required to pay to the Defaulting Party any amount under Article 8 until the Non-Defaulting Party receives confirmation satisfactory to it in its reasonable discretion (which may include an opinion of its counsel) that all other obligations of any kind whatsoever of the Defaulting Party to make any payments to the Non-Defaulting Party or any of its Affiliates under this Agreement or otherwise which are due and payable as of the Early Termination Date have been fully and finally paid or performed.

8.5 Disputes With Respect to Termination Payment. If the Defaulting Party disputes the Non-Defaulting Party’s calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party’s calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

8.6 Closeout Setoffs. After calculation of a Termination Payment in accordance with Section 8.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of Law, contract or otherwise).

8.7 Suspension of Performance. Notwithstanding any other provision of this Agreement, if an Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) Business Days with respect to any single Transaction unless an Early Termination Date shall have been declared and notice thereof given pursuant to Section 8.2, and (ii) to exercise any remedy available at Law or in equity.

8.8 No Waiver. Pursuit by any Party of any remedy pursuant to this Agreement shall not constitute a forfeiture or waiver of any amount due by the Defaulting Party or of any damages occurring by reason of the violation of any terms, provisions, or conditions of this Agreement. No waiver of any default or breach of this Agreement shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, or conditions of this Agreement. Forbearance to enforce one or more of the remedies available upon the occurrence of an Event of Default shall not constitute a waiver of that or any subsequent default or breach.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

8.9 Other Terminating Events: In the event Buyer is regulated by a federal, state or local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by Buyer under any provision of this Agreement or in respect of any Transaction, such action shall not operate to excuse Buyer from performance of any obligation hereunder nor shall such action give rise to any right of Buyer to any refund or retroactive adjustment of the price of any Transaction. Notwithstanding the foregoing, if performance by either Party (an “Affected Party”) under this Agreement or in respect of any Transaction becomes subject to regulation of any kind whatsoever under any Law, rule, regulation, order or the like, including any change by ERCOT or the Federal Energy Regulatory Commission regarding a Party’s authority to sell wholesale power at market-based rates, to a greater or different extent than that existing on the Effective Date and such regulation either (i) renders this Agreement illegal or unenforceable or (ii) would render performance by the Affected Party of some but not all outstanding Transactions (the “Affected Transactions”) illegal or unenforceable, then the Affected Party may terminate and liquidate all Transactions in the manner contemplated by Section 8.2, which notice shall specify the basis for declaring such Early Termination Date and (in the circumstances described in clause (ii) above) identify which Transactions are Affected Transactions. If an Early Termination Date is declared under circumstances described in clause (i) above, both Parties shall calculate their respective Gains, Losses or Costs in respect of Terminated Transactions as provided in Sections 8.2, 8.3 and 8.4, and endeavor in good faith to agree upon the Termination Payment payable by either Party, and, if an Early Termination Date is declared under circumstances described in clause (ii) above, only the Party that is not the Affected Party shall calculate its Gains, Losses and Costs in respect of all Affected Transactions and notify the Affected Party of the Termination Payment, as provided in Section 8.2, 8.3 and 8.4. Only the Affected Transactions shall be terminated on the Early Termination Date under the circumstances described in clause (ii) above. All other Transactions shall remain unaffected as if no Early Termination Date had been declared.

ARTICLE NINE: GOVERNMENTAL CHARGES

9.1 Cooperation. Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

9.2 Governmental Charges. Seller shall pay or cause to be paid all taxes imposed by any Governmental Authority (“Governmental Charges”) on or with respect to any Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of any Product and are, therefore, the responsibility of the Seller). In the event Seller is required by Law or regulation to remit or pay Governmental Charges which are Buyer’s responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by Law or regulation to remit or pay

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

Governmental Charges which are Seller’s responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 7 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the Law.

ARTICLE TEN: SECURITY

10.1	[***].

(a)	[***]

(b)	[***]

ARTICLE ELEVEN: INDEMNIFICATION; LIMITATION OF REMEDIES

11.1 Indemnification of First Choice. Constellation hereby agrees to indemnify, defend and hold harmless First Choice and its agents, servants, partners, officers, directors, Affiliates, and employees (collectively, “First Choice Indemnitees”) from and against any and all losses, claims, damages and liabilities (including reasonable attorneys’ fees actually incurred and penalties or fines imposed by Governmental Authority) relating to Constellation’s fraud, negligence, willful misconduct or breach of this Agreement (including failure to perform its obligations or breach of a representation or warranty), including the loss or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct or breach of this Agreement by such First Choice Indemnitees and provided that Constellation shall be

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

promptly notified in writing of any such claim or suit brought against any such First Choice Indemnitee and shall be permitted to manage at its cost and expense a defense against or negotiate a settlement (other than any settlement involving criminal liability or admission of guilt or responsibility by such First Choice Indemnitee) of such claim or suit through counsel reasonably acceptable to First Choice. Notwithstanding the foregoing, Constellation’s obligations under this Agreement towards any First Choice Indemnitee are conditioned upon such First Choice Indemnitee providing, at Constellation’s expense, such cooperation as Constellation may reasonably request in connection with its defense or settlement of the claim or suit against such First Choice Indemnitee.

11.2 Indemnification of Constellation. First Choice hereby agrees to indemnify, defend and hold harmless Constellation and its agents, servants, partners, officers, directors, Affiliates and employees (collectively, “Constellation Indemnitees”), from and against any and all losses, claims, damages and liabilities (including reasonable attorneys’ fees actually incurred and penalties or fines imposed by Governmental Authority) relating to First Choice’s fraud, negligence, willful misconduct or breach of this Agreement (including failure to perform its obligations or breach of a representation or warranty), including the loss or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct or breach of this Agreement by Constellation Indemnitees and provided that First Choice shall be promptly notified in writing of any such claim or suit brought against any such Constellation Indemnitee and shall be permitted to manage at its cost and expense a defense against or negotiate a settlement (other than any settlement involving criminal liability or admission of guilt or responsibility by such Constellation Indemnitee) of such claim or suit through counsel reasonably acceptable to Constellation. Notwithstanding the foregoing, First Choice’s obligations under this Agreement towards any Constellation Indemnitee are conditioned upon such Constellation Indemnitee providing at First Choice’s expense, such cooperation as First Choice may reasonably request in connection with its defense or settlement of the claim or suit against such Constellation Indemnitee.

11.3 Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURE OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE,

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE PROVIDED, HOWEVER, NOTHING IN THIS SECTION SHALL AFFECT THE ENFORCEABILITY OF THE PROVISIONS OF THIS AGREEMENT RELATING TO CALCULATION AND PAYMENT OF THE TERMINATION PAYMENT IN SECTIONS 8.2 AND 8.3. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS AND ARE NOT PENALTIES .

ARTICLE TWELVE: INSURANCE

12.1 General Insurance Requirements. Constellation shall obtain and maintain at all times during the term of this Agreement insurance coverages with one or more nationally reputable insurance companies. Before performing any work or services under this Agreement, Constellation shall provide First Choice with Certificates of Insurance (“Certificates”) evidencing the minimum coverages described in Schedule 12.1. Insurance coverages and limits required herein shall not in any way limit the extent of Constellation’s responsibilities and liabilities specified elsewhere in this Agreement or those specified by Law. All Certificates must be signed by an authorized representative of the insurance carrier and must state that the issuing company, its agents, or representatives will provide First Choice thirty (30) days written notice before any policy cancellation or material change in coverage. Renewal Certificates must be provided to First Choice within thirty (30) days of the effective date of the renewal. Certificates shall be mailed to the attention of the Treasurer of First Choice at the address set forth in Article 15.

ARTICLE THIRTEEN: FORCE MAJEURE

13.1 Effects of Force Majeure. To the extent that either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under any Transaction and such Party (the “Claiming Party”) gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Transaction specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

ARTICLE FOURTEEN: REPRESENTATIONS AND WARRANTIES

14.1 Representations and Warranties. First Choice represents and warrants to Constellation and Constellation represents and warrants to First Choice, as of the date hereof that:

(a)	It is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;

(b)	it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and each Transaction (including any Confirmation accepted in accordance with Section 3.3);

(c)	the execution, delivery and performance of this Agreement and each Transaction (including any Confirmation accepted in accordance with Section 3.3) are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any Law, rule, regulation, order or the like applicable to it;

(d)	this Agreement, each Transaction (including any Confirmation accepted in accordance with Section 3.3), and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses;

(e)	it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt;

(f)	there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement, each Transaction (including any Confirmation accepted in accordance with Section 3.3) or the Security Agreement;

(g)	no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement, each Transaction (including any Confirmation accepted in accordance with Section 3.3) or the Security Agreement;

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

(h)	it is acting for its own account, has made its own independent decision to enter into this Agreement and each Transaction (including any Confirmation accepted in accordance with Section 3.3) and as to whether this Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 3.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction (including any Confirmation accepted in accordance with Section 3.3);

(i)	it is a “forward contract merchant” within the meaning of the United States Bankruptcy Code;

(j)	it has entered into this Agreement and each Transaction (including any Confirmation accepted in accordance with Section 3.3) in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Products referred to in the Transaction to which it is a Party;

(k)	with respect to each physical Transaction (including any Confirmation accepted in accordance with Section 3.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

(l)	the material economic terms of each Transaction are subject to individual negotiation by the Parties.

ARTICLE FIFTEEN: NOTICE

15.1 Notice. All notices and other communications required or permitted by this Agreement or by Law to be served upon or given to a Party by the other Party shall be deemed duly served and given when received after being delivered by hand or courier service or sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, to the following address.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

If to Constellation:

Constellation Power Source, Inc.

111 Market Place, Suite 500

Baltimore, Maryland 21202

ATTN: Operations

Fax No. (410) 468-3540

with a copy to:

Constellation Power Source, Inc.

111 Market Place, Suite 500

Baltimore, Maryland 21202

ATTN: General Counsel

Fax No. (410) 468-3499

If to First Choice:

First Choice Power

4100 International Plaza

Fort Worth, Texas 76109

ATTN: Vice President, Energy Services

Fax No. (817) 737-1384

with a copy to:

First Choice Power

4100 International Plaza

Fort Worth, Texas 76109

ATTN: General Counsel

Fax No. (817) 737-1333

Notice sent by confirmed facsimile to the addresses indicated above shall be deemed given on the date of confirmation of receipt of such facsimile, provided said notice is confirmed by any other means provided in this Article and such confirmation is sent within one (1) Business Day thereafter (or, in the case of hand or courier service delivery, received within three (3) Business Days thereafter). Each Party may change its address for the purposes of this Article by giving notice of change to the other Party in the manner provided in this Article. Notwithstanding the foregoing, communications delivered pursuant to Section 5.2, 5.3 and Invoices delivered pursuant to Article 6 may be delivered pursuant to facsimile or electronic mail, provided that such communications shall be confirmed by telephone within one (1) Business Day thereafter.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

ARTICLE SIXTEEN: CONFIDENTIALITY

16.1 In General. Each Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any Governmental Authority; (c) to the extent required by applicable Laws; (d) in connection with the exercise of any remedies hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder; (e) subject to an agreement containing provisions substantially the same as this Section, to (i) a potential purchaser or assignee of Constellation’s (A) rights or obligations under this Agreement or any of the Transactions, or (B) all or substantially all of Constellation’s assets or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of First Choice or Constellation; (f) with the consent of the Party to whom such Information relates; (g) to any nationally recognized rating agency that requires access to information about Constellation’s or its Affiliates’ energy contracting and financing relationships for the issuance of ratings with respect to Constellation or its Affiliates; or (h) to an Affiliate of Constellation provided that (x) Constellation uses commercially reasonable efforts to prevent any such disclosures to the marketing and trading personnel of such Affiliate, and (y) such Affiliate does not use such Information in competition with First Choice. For the purposes of this Section, “Information” means this Agreement and each Transaction, all information received from First Choice relating to existing customers and proposed new customers or First Choice’s costs, marketing pricing and related retail energy sales business and all information received from Constellation relating to its existing customers, counterparties, costs, pricing and energy business, other than Information that is or subsequently becomes (i) publicly available other than as a result of a breach of this Agreement or (ii) available on a nonconfidential basis from a source other than a Party to this Agreement. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligations if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding the foregoing, Constellation shall have the right, on and after the six month anniversary of the Effective Date of the Letter Agreement, to terminate the limitation on disclosures to Affiliates contained in clause (h) of this Section provided that it gives First Choice six (6) months prior notice of such termination.

16.2 Actions for Required Disclosures. Information that is permitted to be disclosed under Sections 16.1(b), (c) or (d) above shall be disclosed only to the extent required by the applicable Laws relating to this Agreement or the enforcement of rights hereunder. Without limiting the foregoing, the disclosing Party shall attempt to retain the confidentiality of pricing information under this Agreement.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

16.3 Publicity. Each Party agrees that it shall not disclose the existence of this Agreement or any Transaction or the transactions contemplated hereby in any public announcement without the prior written consent of the other Party, except to the extent necessary under the conditions described in Section 16.1(b), (c) or (d).

ARTICLE SEVENTEEN: DISPUTE RESOLUTION

17.1 Senior Officers. Each Party shall designate in writing to the other Party a representative who shall be authorized to resolve any dispute arising under this Agreement in an equitable manner and, unless otherwise expressly provided herein, to exercise the authority of such Party to make decisions by mutual agreement. If such designated representatives are unable to resolve a dispute under this Agreement, such dispute shall be referred by each Party’s representatives, respectively, to a senior officer designated by each of the Parties for resolution upon five (5) Days’ written notice from either Party. The Parties agree: (i) to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) to provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data pertaining to any such dispute.

17.2 Arbitration. If the Parties are unable to resolve a dispute pursuant to the terms of Section 17.1 hereof, any claim, counterclaim, demand, cause of action, dispute, or controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Parties and/or their respective representatives (for purposes of this Section 17. 2 only, collectively, the “Claims”), even though some or all of such Claims allegedly are extra contractual in nature, whether such Claims sound in contract, tort, or otherwise, at Law or in equity, under state or federal Law, whether provided by statute or the common Law, for damages or any other relief, shall be resolved by binding arbitration. Arbitration shall be conducted in accordance with the rules of the Commercial Arbitration Rules of the American Arbitration Association. The validity, construction and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrator. In deciding the substance of the Parties’ Claims, the arbitrator shall refer to the governing Law identified below. The arbitrator may award only direct compensatory damages. The arbitration proceeding shall be conducted in Austin, Texas. Within twenty (20) days of the notice of initiation of the arbitration procedure, the respondent shall file a response in writing. Within thirty (30) days after the response, the Parties shall appoint an arbitrator suitable to both Parties. If the Parties cannot agree on a sole arbitrator, then within twenty (20) days thereafter, the American Arbitration Association shall select an arbitrator. The arbitrator selected either by the Parties or the American Arbitration Association should have experience with power supply contracts. The arbitrator is required to be neutral and impartial and shall take an oath at the first session of the arbitration affirming same. The arbitrator shall not have a business, professional or social relationship with any of the Parties. However, upon full disclosure of such relationships, all Parties may agree that the arbitrator may serve as arbitrator. The arbitration shall proceed within sixty (60) days after the appointment of the arbitrator. The arbitrator shall render its decision within twenty (20) days after the

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

conclusion of the arbitration. Texas Law shall apply to the subject matter of the arbitration. To the fullest extent permitted by Law, the arbitration and the award resulting from the arbitration shall be maintained in confidence by the Parties and the arbitrator.

17.3 Provisional/Interim Measures. With respect to any particular dispute, before a notice to arbitrate is given or prior to the selection of the arbitrators pursuant to Section 17.2, nothing contained herein shall prevent a Party from applying for provisional or interim measures to a court that would otherwise have jurisdiction over the matter; provided that, after the selection of the arbitrator in accordance with Section 17.2, the arbitrator shall have sole jurisdiction to hear such applications, except that any measures ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the Parties.

ARTICLE EIGHTEEN: MISCELLANEOUS

18.1 Changes in [***], Protocols and Operating Guides.

(a)	[***]

(b)	In the event that: (i) the ERCOT Protocols or Operating Guides are materially modified during the term of this Agreement, and (ii) either Party determines that such event results in a material adverse change to such Party, then such Party may request the renegotiation of the terms relating to such modification. [***]

Notwithstanding the foregoing, a change in the charge assessed with respect to a particular ERCOT fee that is not related to a material modification of the ERCOT Protocols or Operating Guides shall not give rise to any rights under this Section 18.1(b).

18.2 Applicable Law. This Agreement is governed by and is intended to be construed under the Laws of the State of Texas, excluding any conflict of Laws rules.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

18.3 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

18.4 Modification. The provisions of this Agreement, including any exhibits, may only be modified by written agreement duly executed by both Parties.

18.5 Severability. If any provision of this Agreement shall be determined to be unenforceable, void or otherwise contrary to Law due to an event or circumstance other than a Change in Law, such condition shall in no manner operate to render any other provision of this Agreement unenforceable, void or contrary to Law, and this Agreement shall continue in force in accordance with the remaining terms and provisions hereof, and the Parties shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is unenforceable, void, or contrary to Law with a valid provision the economic effect of which comes as close as possible to that of the provision that has been found to be unenforceable, void, or contrary to Law.

18.6 Entire Agreement. Any and all prior agreements and understandings between the Parties (other than each Transaction, the Security Agreement, the Letter Agreement and the Mutual Release, and, from the Effective Date to the Prior Agreement Termination Date, the Existing Agreement, the Prior Master Agreement and each Prior Confirm)) with respect to the subject matter hereof are hereby abrogated and withdrawn and this Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof. To the extent lawful, the relationship of the Parties among themselves shall be governed by the provisions of this Agreement. Provisions of this Agreement shall be construed as a whole according to their common meaning, and not strictly for or against either Party.

18.7 Captions, Titles and Headings. Captions, titles and headings used in this Agreement are for ease of reference only and do not constitute a part of this Agreement.

18.8 Waiver. No waiver of any breach of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any subsequent breach.

18.9 Nature of Obligations. The requirements and provisions of this Agreement shall not be construed as creating an association, trust, partnership, or joint venture, or as imposing a trust or partnership duty, obligation, or liability on either Party, or as creating any relationship between the Parties other than that of independent contractors for the sale and purchase of Products and the provision of QSE Services, as the case may be. Nothing in this Agreement nor any action taken hereunder shall be construed as creating any duty, liability, or standard of care to any person not a Party to this Agreement.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

18.10 Further Assurances. Each Party shall, from time to time, upon the written request of the other Party, execute and deliver such further instruments and documents and shall give further assurances as shall be necessary to perform its obligations hereunder.

18.11 Survival. The confidentiality provisions, audit rights, indemnities, releases from liability, and limitations on liability or damages expressed in this Agreement shall unless otherwise provided herein survive without limitation the termination, cancellation or expiration of this Agreement, and shall apply whether in contract, equity, tort or otherwise (except with respect to an indemnification for a third party claims for personal injuries or loss of life resulting from the gross negligence, bad faith or willful misconduct of the responsible Party).

18.12 Assignment. Neither Party may assign this Agreement or its rights without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an Affiliate of such Party which Affiliate provides credit support at least equal to the terms set forth in Article 10, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets who provides credit support at least equal to the terms set forth in Article 10; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

18.13 Successors and Assigns. Except to the extent otherwise indicated herein, all the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

CONSTELLATION POWER SOURCE, INC.	FIRST CHOICE POWER, INC.

By:	By:
Name:	Name:
Title:	Title:

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

EXHIBIT A

[***]

POWER SUPPLY AND SERVICE AGREEMENT

CONFIRMATION LETTER

The purpose of this letter (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”) between First Choice Power, Inc. (“First Choice”) and Constellation Power Source, Inc. (“Constellation”), under the terms and conditions set forth below. First Choice and Constellation may also hereinafter be referred to individually as “Party” or collectively as “Parties.”

Master Agreement

This confirmation letter is being provided pursuant to and in accordance with the Power Supply and Service Agreement dated December 22, 2003 (the “Agreement”) between Constellation and First Choice, and constitutes part of and is subject to the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Terms of Transaction

The Terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:

Buyer: First Choice

Seller: Constellation

Product:

[***]

Delivery Period:

Delivery Point:

Any point of interconnection with ERCOT Transmission Grid.

Designated Congestion Zone:

The Congestion Zone that contains the corresponding Substation listed in Appendix B997 with respect to such Product.

Contract Quantity:

[***] as determined with reference to Appendix B997 hereto.

Contract Price: $/MWh

[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

[***]

Appendix B997

[***]

[Constellation]	[First Choice]

Name:	Name:
Title:	Title:
Phone No:	Phone No:
Fax:	Fax:

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

EXHIBIT B

BLOCK PURCHASE OR SALE

POWER SUPPLY AND SERVICE AGREEMENT

CONFIRMATION LETTER

The purpose of this letter (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”) between First Choice Power, Inc. (“First Choice”) and Constellation Power Source, Inc. (“Constellation”), under the terms and conditions set forth below. First Choice and Constellation may also hereinafter be referred to individually as “Party” or collectively as “Parties.”

Master Agreement

This confirmation letter is being provided pursuant to and in accordance with the Power Supply and Service Agreement dated December 22, 2003 (the “Agreement”) between Constellation and First Choice, and constitutes part of and is subject to the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Terms of Transaction

The Terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:

Buyer: First Choice

Seller: Constellation

Product:

Block Purchase/Sale. A fixed quantity of MWs per hour.

Delivery Period:

Delivery Point:

Any point of interconnection with ERCOT Transmission Grid.

Designated Congestion Zone:

The Congestion Zone that contains the corresponding Substation listed in Appendix B998 with respect to such Product.

Contract Quantity:

Contract Price: $/MWh

[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

[***]

Appendix B998

[TABLE SETTING FORTH SUBSTATIONS]

[Constellation]	[First Choice]

Name:	Name:
Title:	Title:
Phone No:	Phone No:
Fax:	Fax:

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

EXHIBIT C

FIXED LOAD SHAPE

POWER SUPPLY AND SERVICE AGREEMENT

CONFIRMATION LETTER

The purpose of this letter (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”) between First Choice Power, Inc. (“First Choice”) and Constellation Power Source, Inc. (“Constellation”), under the terms and conditions set forth below. First Choice and Constellation may also hereinafter be referred to individually as “Party” or collectively as “Parties.”

Master Agreement

This confirmation letter is being provided pursuant to and in accordance with the Power Supply and Service Agreement dated December 22, 2003 (the “Agreement”) between Constellation and First Choice, and constitutes part of and is subject to the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Terms of Transaction

The Terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:

Buyer: First Choice

Seller: Constellation

Product:

A fixed quantity per hour based upon a defined load shape.

Delivery Period:

Delivery Point:

Any point of interconnection with ERCOT Transmission Grid.

Designated Congestion Zone:

The Congestion Zone that contains the corresponding Substation listed in Appendix B999 with respect to such Product.

Contract Quantity:

Set forth on Appendix B997 hereto in each interval for each load shape.

Contract Price: $/MWh

[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

[***]

Appendix B999

[TABLE SETTING FORTH SUBSTATIONS]

[Constellation]	[First Choice]

Name:	Name:
Title:	Title:
Phone No:	Phone No:
Fax:	Fax:

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

EXHIBIT D

ERCOT FEES and/or ANCILLARY SERVICES ONLY

POWER SUPPLY AND SERVICE AGREEMENT

CONFIRMATION LETTER

The purpose of this letter (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”) between First Choice Power, Inc. (“First Choice”) and Constellation Power Source, Inc. (“Constellation”), under the terms and conditions set forth below. First Choice and Constellation may also hereinafter be referred to individually as “Party” or collectively as “Parties.”

Master Agreement

This confirmation letter is being provided pursuant to and in accordance with the Power Supply and Service Agreement dated December 22, 2003 (the “Agreement”) between Constellation and First Choice, and constitutes part of and is subject to the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Terms of Transaction

The Terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:

Buyer: First Choice

Seller: Constellation

Product:

[***]

Delivery Period:

Delivery Point:

Any point of interconnection with ERCOT transmission grid.

Contract Quantity: 0

Contract Price: $/MWh

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

[***]

[***]

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

[Constellation]	[First Choice]

Name:	Name:
Title:	Title:
Phone No:	Phone No:
Fax:	Fax:

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

SCHEDULE 5.1

QSE SERVICES

-	Filing, receiving, and maintaining certification as a Qualified Scheduling Entity in ERCOT

-	Submission of Schedules to ERCOT

-	Following dynamically scheduled loads in real-time with dynamic resources

-	Provision of real time signals to ERCOT for dynamic loads

-	Submission of Ancillary Service Schedules for Regulation Up, Regulation Down, Responsive and Non-Spinning Reserve responsibilities assigned to First Choice Actual Contract Loads- Maintenance of a 24-hour, seven-day-per-week scheduling center with communication to ERCOT

-	Notification to First Choice of ERCOT system conditions that may reasonably affect First Choice financially

-	Notification to First Choice of an Emergency Electric Curtailment Plan Event or other market emergency

-	Payment to ERCOT of necessary Invoices concerning First Choice’s Adjusted Meter Load

***Confidential material omitted and filed separately with the Securities & Exchange Commission.

SCHEDULE 12.1

MINIMUM COVERAGE LEVELS FOR SUPPLIER’S INSURANCE

(a) Commercial General Liability policy with the following limits:

(i)	General Aggregate: $2,000,000;

(ii)	Personal Injury: $1,000,000;

(iii)	Per Occurrence: $1,000,000;

(iv)	Fire Legal Liability: $50,000; and

(v)	Medical Expense: $5,000.

(b) The Commercial General Liability policy shall be written on an “Occurrence” form and include the following conditions:

(i)	Premises/Operations;

(ii)	Contractual Liability;

(iii)	Independent Contractors;

(iv)	Broad Form Property Damage;

(v)	Additional Insured Endorsement naming First Choice and, its officers, directors, agents, employees, parent entities, subsidiaries, successors, and/or assigns as the “Additional Insured.”

(vi)	The Policy shall not contain a deductible for either Bodily Injury or Property Damage of more than $100,000 per occurrence.

(c) Umbrella/Excess Liability coverage with minimum limits of liability of $10,000,000 per occurrence and $10,000,000 policy aggregate.

***Confidential material omitted and filed separately with the Securities & Exchange Commission.